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Exhibit 99.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Eddie K. Schnopp, Senior Vice President-Finance, Treasurer and Chief Financial Officer, of Power-One, Inc. (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

          (i)    the Form 10K for the Year Ended December 31, 2002 of the Company (the "Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2003
/s/ EDDIE K. SCHNOPP Eddie K. Schnopp Senior Vice President-Finance, Treasurer and Chief Financial Officer

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WRITTEN STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350